Exhibit 10.8

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Double asterisks denote omissions.

MASSACHUSETTS INSTITUTE OF TECHNOLOGY

TEMPO PHARMACEUTICALS, INC.

EXCLUSIVE PATENT LICENSE AGREEMENT

TABLE OF CONTENTS

RECITALS	1

1. DEFINITIONS	2

2. GRANT OF RIGHTS	5

3. COMPANY DILIGENCE OBLIGATIONS	7

4. ROYALTIES AND PAYMENT TERMS	9

5. REPORTS AND RECORDS	14

6. PATENT PROSECUTION	17

7. INFRINGEMENT	17

8. INDEMNIFICATION AND INSURANCE	19

9. NO REPRESENTATIONS OR WARRANTIES	21

10. ASSIGNMENT	22

11. GENERAL COMPLIANCE WITH LAWS	22

12. TERMINATION	23

13. DISPUTE RESOLUTION	24

14. MISCELLANEOUS	26

APPENDIX A	27
APPENDIX B	28
EXHIBIT A	29
EXHIBIT B	30

ii

MASSACHUSETTS INSTITUTE OF TECHNOLOGY

EXCLUSIVE PATENT LICENSE AGREEMENT

This Agreement, effective as of the date set forth above the signatures of the parties below (the “EFFECTIVE DATE”), is between the Massachusetts Institute of Technology (“M.I.T.”), a Massachusetts corporation, with a principal office at 77 Massachusetts Avenue, Cambridge, MA 02139-4307 and Tempo Pharmaceuticals, Inc. (“COMPANY”), a Delaware corporation, with a principal place of business at 61 Rogers Street, Cambridge, Massachusetts.

RECITALS

WHEREAS, M.I.T. is the owner of certain PATENT RIGHTS (as later defined herein) relating invention disclosures and patent applications relating to M.I.T. Case No. [**], and MIT Case [**] and all international counterparts thereto, and has the right to grant licenses under said PATENT RIGHTS;

WHEREAS, Ram Sasisekharan is an inventor of the PATENT RIGHTS and current employee of M.I.T., have or will shortly acquire equity in COMPANY, the Conflict Avoidance Statements of Ram Sasisekharan is attached as Exhibit A hereto;

WHEREAS, Ram Sasisekharan and Shiladitya Sengupta, inventors of the PATENT RIGHTS, have or will shortly acquire equity in COMPANY not resulting from this Agreement, the Inventor/Author Acknowledgments of No Equity Distribution in M.I.T.’s institutional equity share of Ram Sasisekharan and Shiladitya Sengupta are attached as Exhibit B hereto;

WHEREAS, M.LT.’s Vice President for Research has approved that Ram Sasisekharan and Shiladitya Sengupta, inventors of the PATENT RIGHTS, now hold or shall shortly acquire equity in COMPANY and that M.I.T. is accepting equity as partial consideration for the rights and licenses granted under this Agreement;

WHEREAS, M.I.T. desires to have the PATENT RIGHTS developed and commercialized to benefit the public and is willing to grant a license thereunder;

WHEREAS, COMPANY has represented to M.I.T., to induce M.I.T. to enter into this Agreement, that COMPANY shall commit itself to a diligent program of exploiting the PATENT RIGHTS so that public utilization shall result therefrom; and

WHEREAS, COMPANY desires to obtain a license under the PATENT RIGHTS upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, M.I.T. and COMPANY hereby agree as follows:

1. DEFINITIONS.

1.1. “AFFILIATE” shall mean any legal entity (such as a corporation, partnership, or limited liability company) that is controlled by COMPANY. For the purposes of this definition, the term “control means (i) beneficial ownership of at least fifty percent (50%) of the voting securities of a corporation or other business organization with voting securities or (ii) a fifty percent (50%) or greater interest in the net assets or profits of a partnership or other business organization without voting securities.

1.2. “FIELD” shall mean all human and veterinary therapeutic and diagnostic applications.

1.3. “IMPROVEMENTS” shall mean any patentable invention, or group of patentable inventions so linked as to form a single general inventive concept (as generally inventive concept is described in Rule 13 of the Regulations under the Patent Cooperation Treaty), disclosed to the M.I.T. Technology Licensing Office, made under M.I.T. research programs in which Ram Sasisekharan is the principal investigator, within [**] years from the EFFECTIVE DATE of this Agreement, and which are dominated by the claims of the PATENT RIGHTS, and which shall be practiced by COMPANY only in the FIELD.

1.4. “LICENSED PRODUCT” shall mean any product that, in whole or in part which:

(i) absent the license granted hereunder, would infringe one or more claims of the PATENT RIGHTS; or

(ii) is manufactured by using a LICENSED PROCESS or that, when used, practices a LICENSED PROCESS.

1.5. “LICENSED PROCESS” shall mean any process that, absent the license granted hereunder, would infringe one or more claims of the PATENT RIGHTS or which uses a LICENSED PRODUCT.

1.6. “NET SALES” shall mean the gross amount billed by COMPANY and its AFFILIATES and SUBLICENSEES to unaffiliated third parties for LICENSED PRODUCTS and LICENSED PROCESSES, less the following:

(a) customary trade, quantity, or cash discounts to the extent actually allowed and taken;

(b) amounts repaid or credited by reason of rejection or return;

(c) to the extent separately stated on purchase orders, invoices, or other documents of sale, any taxes or other governmental charges levied on the production, sale, transportation, delivery, or use of a LICENSED PRODUCT or LICENSED PROCESS which is paid by or on behalf of COMPANY; and

(d) outbound transportation costs prepaid or allowed and costs of insurance in transit.

No deductions shall be made for commissions paid to individuals whether they be with independent sales agencies or regularly employed by COMPANY and on its payroll, or for cost of collections. NET SALES shall occur on the earlier of receipt of payment or [**] days after the date of billing for a LICENSED PRODUCT or LICENSED PROCESS. Non-monetary consideration for LICENSED PRODUCTS or LICENSED PROCESSES shall be valued at its fair market value.

1.7. “PATENT RIGHTS” shall mean:

(a) the United States and international patents listed on Appendix A;

(b) the United States and international patent applications and/or provisional applications listed on Appendix A and the resulting patents;

(c) any patent applications resulting from the provisional applications listed on Appendix A, and any divisional, continuations, continuation-in-part applications, and continued prosecution applications (and their relevant international equivalents) of the patent applications listed on Appendix A and of such patent applications that result from the provisional applications listed on Appendix A, to the extent the claims are directed to subject matter specifically described in the patent applications listed on Appendix A, and the resulting patents;

(d) any patents resulting from reissues, reexaminations, or extensions (and their relevant international equivalents) of the patents described in (a), (b), and (c) above; and

(e) international (non-United States) patent applications and provisional applications filed after the EFFECTIVE DATE and the relevant international equivalents to divisional, continuations, continuation-in-part applications and continued prosecution applications of the patent applications to the extent the claims are directed to subject matter specifically described in the patents or patent applications referred to in (a), (b), (c), and (d) above, and the resulting patents.

1.8. “REPORTING PERIOD” shall begin on the first day of each calendar quarter and end on the last day of such calendar quarter.

1.9. “SUBLICENSE INCOME” shall mean any payments that COMPANY or an AFFILIATE receives from a SUBLICENSEE in consideration of and attributable to the rights granted COMPANY and AFFILIATES under Section 2.1, including without limitation license fees, milestone payments, license maintenance fees, and other payments, but specifically excluding royalties on NET SALES or payments as a sharing of profits from sales of LICENSED PRODUCTS and LICENSED PROCESSES, research and development funding, reimbursement of costs for patent prosecution and defense, materials and other goods and services and sale of equity at fair market value (with fair market value deemed to be up to [**]% of the value of COMPANY’S common stock at such time as COMPANY’S common stock is publicly traded).

1.10. “SUBLICENSEE” shall mean any non-AFFILIATE sublicensee of one or more of the rights granted COMPANY under Section 2.1.

1.11. “TERM” shall mean the term of this Agreement, which shall commence on the EFFECTIVE DATE and shall remain in effect on a country by country and LICENSED PRODUCT or LICENSED PROCESS by LICENSED PRODUCT or LICENSED PROCESS basis until the expiration or abandonment of all issued patents and filed patent applications within the PATENT RIGHTS, unless earlier terminated in accordance with the provisions of this Agreement.

1.12. “TERRITORY” shall mean worldwide.

2. GRANT OF RIGHTS.

2.1. License Grants. Subject to the terms of this Agreement, M.I.T. hereby grants to COMPANY and its AFFILIATES for the TERM an exclusive (subject to Section 2.5) royalty-bearing license under the PATENT RIGHTS to develop, make, have made, use, sell, offer to sell, lease, and import LICENSED PRODUCTS in the FIELD in the TERRITORY and to develop and perform LICENSED PROCESSES in the FIELD in the TERRITORY.

In addition, subject only to the terms of any sponsorship agreement under which an IMPROVEMENT invention was made, M.I.T. hereby grants to COMPANY a first option to add IMPROVEMENTS to the PATENT RIGHTS, only in the FIELD, for [**] months after COMPANY has been notified of the existence of each such IMPROVEMENT. Within [**] after the M.I.T. Technology Licensing Office receives disclosure of any IMPROVEMENT, and to the extent that the IMPROVEMENT is available for licensing under the terms of any sponsorship agreement, M.I.T shall notify COMPANY in writing of such IMPROVEMENT, furnishing COMPANY a copy of the invention disclosure and any related patent applications. COMPANY may exercise its right to add such IMPROVEMENT to the PATENT RIGHTS within [**] months after receipt of M.I.T’s notice by so notifying M.I.T. in writing and paying M.I.T. a fee of [**] Dollars ($[**]) per invention disclosure covering IMPROVEMENTS. Upon COMPANY’S exercise of such right, the Appendix of this Agreement that describes the PATENT RIGHTS that dominate the IMPROVEMENT shall be deemed to have been amended to add the invention disclosure (and any related patent applications) covering such IMPROVEMENT, and such IMPROVEMENT and any resulting patent applications and patents shall thereafter be included in PATENT RIGHTS for all purposes of this Agreement, without any additional fee, other than the one [**] Dollar fee referred to in the previous sentence, and M.I.T. shall provide COMPANY with an updated Appendix A for its records.

2.2. Exclusivity. In order to establish an exclusive period for COMPANY, M.I.T. agrees that it shall not grant any other license under the PATENT RIGHTS to make, have made, use, sell, lease and import LICENSED PRODUCTS in the FIELD in the TERRITORY or to perform LICENSED PROCESSES in the FIELD in the TERRITORY during the TERM.

2.3. Sublicenses. COMPANY shall have the right to grant sublicenses of its rights under Section 2.1. COMPANY shall incorporate terms and conditions into its sublicense agreements sufficient to enable COMPANY to comply with this Agreement. COMPANY shall promptly furnish M.I.T. with a fully signed photocopy of any sublicense agreement, which may be redacted to preserve confidentiality of the parties thereto. Upon termination of this Agreement for any reason, all sublicenses granted prior to the date of termination shall survive and be assumed by M.I.T. in accordance with Section 12.4 (c)

2.4. U.S. Manufacturing. COMPANY agrees that any LICENSED PRODUCTS used or sold in the United States will be manufactured substantially in the United States to the extent required by applicable laws.

2.5. Retained Rights.

(a) M.I.T. M.I.T. retains the right to practice under the PATENT RIGHTS for research, teaching, and educational purposes.

(b) MIT and COMPANY agree that it will not assert the PATENT RIGHTS against any non-profit entity using the technology for research purposes only, and not for the benefit of any for-profit entity.

(b) Federal Government. COMPANY acknowledges that the U.S. federal government retains a royalty-free, non-exclusive, non-transferable license to practice any government-funded invention claimed in any PATENT RIGHTS as set forth in 35 U.S.C. §§ 201-211, and the regulations promulgated thereunder, as amended, or any successor statutes or regulations.

2.6. No Additional Rights. Nothing in this Agreement shall be construed to confer any rights upon COMPANY by implication, estoppel, or otherwise as to any technology or patent rights of M.I.T. or any other entity other than the PATENT RIGHTS, regardless of whether such technology or patent rights shall be dominant or subordinate to any PATENT RIGHTS.

3. COMPANY DILIGENCE OBLIGATIONS.

3.1. Diligence Requirements. COMPANY shall use commercially diligent efforts, or shall cause its AFFILIATES and SUBLICENSEES to use commercially diligent efforts, to develop LICENSED PRODUCTS or LICENSED PROCESSES and to introduce LICENSED PRODUCTS or LICENSED PROCESSES into the commercial market; thereafter, COMPANY or its AFFILIATES or SUBLICENSEES shall make LICENSED PRODUCTS or LICENSED PROCESSES reasonably available to the public. Specifically, COMPANY or AFFILIATE or SUBLICENSEE shall fulfill the following obligations:

(a) Within [**] months after the EFFECTIVE DATE, COMPANY shall furnish M.I.T. with a written research and development plan describing the major tasks to be achieved in order to bring to market a LICENSED PRODUCT or a LICENSED PROCESS, specifying the number of staff and other resources to be devoted to such commercialization effort.

(b) Within [**] days after the end of each calendar year, COMPANY shall furnish M.I.T. with a written report (consistent with Section 5.1(a)) on the progress of its efforts during the immediately preceding calendar year to develop and commercialize LICENSED PRODUCTS or LICENSED PROCESSES. The report shall also contain a discussion of intended efforts and sales projections for the year in which the report is submitted.

(c) COMPANY shall permit an in-plant inspection by M.I.T. on or before [**], and thereafter permit in-plant inspections by M.I.T. at regular intervals with at least [**] months between each such inspection.

(d) COMPANY shall raise at least [**] Dollars ($[**]) by [**] from the sale of Company’s equity securities for its own account or in payments received by COMPANY from product development, technology or commercialization alliances with for-profit third parties.

(e) In the aggregate, COMPANY shall raise at least [**] Dollars ($[**]) by [**] from the sale of Company’s equity securities for its own account or in payments received by COMPANY from product development, technology or commercialization alliances with for-profit third parties.

(f) COMPANY or an AFFILIATE or SUBLICENSEE shall fond no less than [**] Dollars ($[**]) toward the research, development or commercialization of LICENSED PRODUCTS and/or LICENSED PROCESSES in each calendar year (pro-rated for partial years) beginning in [**] and continuing through the end of [**].

(g) COMPANY or an AFFILIATE or SUBLICENSEE shall fond no less than [**] Dollars ($[**]) toward the research, development or commercialization of LICENSED PRODUCTS and/or LICENSED PROCESSES in each calendar year (pro-rated for partial years) beginning in [**] and continuing through the end of [**].

(h) COMPANY or an AFFILIATE or SUBLICENSEE shall fond no less than [**] Dollars ($[**]) toward the research, development or commercialization of LICENSED PRODUCTS and/or LICENSED PROCESSES in each calendar year (pro-rated for partial years) beginning in [**] and ending with the [**].

(i) On or before [**], COMPANY or an AFFILIATE or SUBLICENSEE shall [**].

(j) On or before [**], COMPANY or an AFFILIATE or SUBLICENSEE shall [**].

In the event that COMPANY (or an AFFILIATE or SUBLICENSEE) has failed to fulfill any of its obligations under this Section 3.1 at any time prior to COMPANY raising [**] Dollars ($[**]) from the sale of COMPANY’S equity securities for its own account or in payments received by COMPANY from product development, technology or commercialization alliances with for-profit third parties (the “Termination Threshold”), MIT may treat such failure as a material breach in accordance with Section 12.3(b). If, following achievement of the Termination Threshold, COMPANY (or an AFFILIATE or SUBLICENSEE) has failed to fulfill any of its obligations under this Section 3.1 and such failure occurs and continues for [**] days following written notice thereof by M.I.T., M.I.T. may by written notice to COMPANY convert the license granted to COMPANY pursuant to Section 2.1 hereof to a non-exclusive license, and, in such event, Section 2.2 shall have no further effect. Notwithstanding the foregoing, at any time that MIT notifies COMPANY of its finding that COMPANY has failed to fulfill any of its obligations under this Section 3.1, if COMPANY notifies M.I.T. that any such failure was the result of circumstances beyond COMPANY’S reasonable control, then, in lieu of M.I.T.’s right to treat such failure as a material breach or to convert this license to a non-exclusive license in accordance with this Section, M.I.T. and COMPANY shall negotiate in good faith an amendment to COMPANY’S obligations under this Section 3.1. If the parties are unable to negotiate such amendments within [**] days from the date of COMPANY’S notification pursuant to this Section, then M.I.T. may either treat such failure as a material breach (if COMPANY has not raised [**] Dollars) or convert this license to a non-exclusive license in accordance with this Section.

4. ROYALTIES AND PAYMENT TERMS.

4.1. Consideration for Grant of Rights.

(a) License Issue Fee and Patent Cost Reimbursement. COMPANY shall pay to M.I.T. on the EFFECTIVE DATE a license issue fee of Forty Thousand dollars ($40,000), and, in accordance with Section 6.3, shall reimburse M.I.T. for its actual expenses incurred as of the EFFECTIVE DATE in connection with obtaining the PATENT RIGHTS. These payments are nonrefundable.

(b) License Maintenance Fees. COMPANY shall pay to M.I.T. the following license maintenance fees on the dates set forth below:

January 1, 2008	$	[	**]
January 1, 2009	$	[	**]
January 1, 2010	$	[	**]
January 1, 2011	$	[	**]
January 1, 2012	$	[	**]
January 1, 2013	$	[	**]
January 1, 2014	$	[	**]

and each January 1 of every year thereafter	$	[	**]

This annual license maintenance fee is nonrefundable; however, the license maintenance fee may be credited to running royalties subsequently due on NET SALES earned during the same calendar year, if any. License maintenance fees paid in excess of running royalties due in such calendar year shall not be creditable to amounts due for future years.

(c) Running Royalties. COMPANY shall pay to M.I.T. a running royalty of [**] percent ([**]%) of NET SALES by COMPANY, AFFILIATES and SUBLICENSEES

(d) Sharing of SUBLICENSE INCOME. COMPANY shall pay M.I.T. [**] percent ([**]%) of all SUBLICENSE INCOME received by COMPANY or AFFILIATES. Such amount shall be payable for each REPORTING PERIOD in which SUBLICENSE INCOME is received and shall be due to M.I.T. within [**] days of the end of each REPORTING PERIOD.

(e) No Multiple Royalties. If the manufacture, use, lease, or sale of any LICENSED PRODUCT or the performance of any LICENSED PROCESS is covered by more than one of the PATENT RIGHTS, multiple royalties shall not be due.

(f) Equity.

(i) Initial Grant. COMPANY shall issue a total of                     (        ) shares of Common Stock of COMPANY, $0.0001 par value per share, (the “Shares”) in the name of M.I.T. and of such persons as M.I.T. shall direct (“M.I.T. Holder”), and each M.I.T. Holder shall receive such number of shares as M.I.T. shall direct. Such issuance shall be recorded on the Stock Transfer Ledger of COMPANY on the EFFECTIVE DATE and the Shares shall be delivered to M.I.T. and M.I.T. Holders, if any, within [**] days of the EFFECTIVE DATE.

COMPANY represents to M.I.T. that, as of the Effective Date, the aggregate number of Shares equals Five Percent (5%) of the COMPANY’S issued and outstanding Common Stock calculated on a “Fully Diluted Basis” following the issuance of the Shares. For purposes of this Section 4.1(g), “Fully Diluted Basis” shall mean that the total number of issued and outstanding shares of the COMPANY’S Common Stock shall be calculated to include conversion of all issued and outstanding securities then convertible into common stock, the exercise of all then outstanding options and warrants to purchase shares of common stock, whether or not then exercisable, and shall assume the issuance or grant of all securities reserved for issuance pursuant to any COMPANY stock or stock option plan in effect on the date of the calculation.

(ii) Anti-Dilution Protection. COMPANY shall issue additional shares of Common Stock to M.I.T. and each M.I.T. Holder pro rata, such that M.I.T.’s and each M.I.T. Holders’ ownership of outstanding Common Stock shall not fall below Five Percent (5%) on a Fully Diluted Basis, as calculated after giving effect to the anti-dilutive issuance. Such issuances shall continue until a total of [**] Dollars ($[**]) in cash in exchange for COMPANY’S capital stock (the “Funding Threshold”) shall be received by COMPANY. Thereafter, no additional shares shall be due to M.I.T. or any M.I.T. Holder pursuant to this section. For the avoidance of doubt, if a single COMPANY financing causes COMPANY to reach and exceed more than $[**] in cumulative funds raised, then the provisions of this Section shall apply with respect to that portion of such financing up to $[**] and not for that portion of such financing that exceeds such $[**] threshold.

(iii) Participation in Future Private Equity Offerings. After the date of the Funding Threshold, M.I.T. (specifically not including M.I.T. Holders) shall have the right to purchase additional shares of the COMPANY’S Common Stock in any private offering by the COMPANY of its equity securities in exchange for cash, to maintain its pro rata ownership as calculated immediately prior to such offering on a Fully Diluted Basis, pursuant to the terms and conditions as those granted to the other offerees. All rights granted to M.I.T. pursuant to this Section 4.1(g)(iii) shall terminate immediately prior to a firm commitment underwritten public offering of the COMPANY’S common stock resulting in gross proceeds to the COMPANY of at least $[**]. M.I.T.’s rights under this Section shall not apply to the following equity securities (i) shares of Common Stock issued or issuable to employees, consultants or directors of COMPANY pursuant to an option plan (including shares issued or issuable upon exercise of options already granted); (ii) securities issued in connection with any stock split or stock dividend by COMPANY; (iii) and shares of Common Stock issued upon conversion of COMPANY Preferred Stock; (iv) securities issued in consideration for the acquisition or licensing of technology or a corporate partnership transaction or acquisition of another entity; or (v) securities issued in equipment leasing or other debt financing transactions.

(iv) Adjustments for Punitive Round Financings. After the date of the Funding Threshold (the “Funding Threshold Date”) and through the date at which COMPANY has raised a total of [**] Dollars ($[**]) in cash in exchange for COMPANY stock, if COMPANY issues Common Stock, or any equity security exercisable for or convertible into Common Stock, such that the price per share of COMPANY’S Common Stock is. less than the M.I.T. Share Price (as defined below) (a “Dilutive Issuance”), then immediately following such Dilutive Issuance, COMPANY shall issue to M.I.T. shares of Common Stock such that the M.I.T. Share Number (as defined below) equals the product obtained by multiplying the M.I.T. Share Number in effect immediately before the Dilutive Issuance by the Adjustment Fraction defined below. The M.I.T. Share Price in effect immediately after the Dilutive Issuance shall be adjusted to equal the result obtained by dividing the M.I.T. Share Price in effect immediately before the Dilutive Issuance by the Adjustment Fraction defined below.

The Adjustment Fraction equals:	(A + C	)
	(A + B	)
where:

A = the number of shares of Common Stock issued and outstanding on a Fully Diluted Basis immediately prior to the Dilutive Issuance

B = the number of shares of Common Stock that could be purchased at the M.I.T. Share Price immediately prior to the Dilutive Issuance using the net aggregate consideration received by COMPANY in connection with the Dilutive Issuance

C = the number of shares of Common Stock or of a security exercisable for or convertible into Common Stock issued, on a Fully Diluted Basis, pursuant to the Dilutive Issuance.

Notwithstanding the foregoing, M.I.T.’s rights under this Section shall not apply to the following equity securities (i) shares of Common Stock issued or issuable to employees, consultants or directors of COMPANY pursuant to an option plan (including shares issued or issuable upon exercise of options already granted); (ii) securities issued in connection with any stock split or stock dividend by COMPANY; (iii) and shares of Common Stock issued upon conversion of

COMPANY Preferred Stock; (iv) securities issued in consideration for the acquisition or licensing of technology or a corporate partnership transaction or acquisition of another entity; or (v) securities issued in equipment leasing or other debt financing transactions.

In addition, the following definitions shall apply to this Section 4.1(f)(iv):

“Fair Market Value” of a share of Common Stock shall be the highest price per share that the COMPANY could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the COMPANY, from authorized but unissued shares, as determined in good faith by the Board of Directors of the COMPANY, unless the COMPANY shall become subject to a merger, acquisition or other consolidation pursuant to which the COMPANY is not the surviving party, in which case the current fair market value of a share of Common Stock shall be deemed to be the value received by the holders of the COMPANY’S Common Stock for each share of Common Stock pursuant to the COMPANY’S acquisition.

“M.I.T. Share Number” shall mean the number of shares of COMPANY’S Common Stock that M.I.T. owns on the date of the Dilutive Issuance, as adjusted from time to time pursuant to this section. Notwithstanding the foregoing, any shares of Common Stock acquired by M.I.T. pursuant to Section 4.1(g)(iii) shall not be included in the M.I.T. Share Number.

“M.I.T. Share Price” shall mean the value per share of the shares of Common Stock included in the M.I.T. Share Number, as adjusted from time to time pursuant to this section. For purposes of this section, the initial M.I.T. Share Price to be used in an adjustment resulting from the first Dilutive Issuance to occur after the Funding Threshold Date shall be the Fair Market Value per share of the Common Stock of the COMPANY effective on the Funding Threshold Date.

4.2. Payments.

(a) Method of Payment. All payments under this Agreement should be made payable to “Massachusetts Institute of Technology” and sent to the address identified in Section 14.1. Each payment should reference this Agreement and identify the obligation under this Agreement that the payment satisfies.

(b) Payments in U.S. Dollars. All payments due under this Agreement shall be drawn on a United States bank and shall be payable in United States dollars. Conversion of foreign currency to U.S. dollars shall be made at the conversion rate existing in the United States (as reported in the Wall Street Journal) on the last working day of the calendar quarter of the applicable REPORTING PERIOD. Such payments shall be without deduction of exchange, collection, or other charges, and, specifically, without deduction of withholding or similar taxes or other government imposed fees or taxes, except as permitted in the definition of NET SALES.

(c) Late Payments. Any payments by COMPANY that are not paid on or before the date such payments are due under this Agreement shall bear interest, to the extent permitted by law, at [**] over the Prime Rate of interest as reported in the Wall Street Journal on the date payment is due.

5. REPORTS AND RECORDS.

5.1. Frequency of Reports.

(a) Before First Commercial Sale. Prior to the first commercial sale of any LICENSED PRODUCT or first commercial performance of any LICENSED PROCESS, COMPANY shall deliver reports to M.I.T. annually, within [**] days of the end of each calendar year, containing information concerning the immediately preceding calendar year, as further described in Section 5.2.

(b) Upon First Commercial Sale of a LICENSED PRODUCT or Commercial Performance of a LICENSED PROCESS. COMPANY shall report to M.I.T. the date of first commercial sale of a LICENSED PRODUCT and the date of first commercial performance of a LICENSED PROCESS within [**] days of occurrence in each country.

(c) After First Commercial Sale. After the first commercial sale of a LICENSED PRODUCT or first commercial performance of a LICENSED PROCESS, COMPANY shall deliver reports to M.I.T. within [**] days of the end of each REPORTING PERIOD, containing information concerning the immediately preceding REPORTING PERIOD, as further described in Section 5.2.

5.2. Content of Reports and Payments. Each report delivered by COMPANY to M.I.T. shall contain at least the following information for the immediately preceding REPORTING PERIOD:

(i) the number of LICENSED PRODUCTS sold, leased or distributed by COMPANY, its AFFILIATES and SUBLICENSEES to independent third parties in each country, and, if applicable, the number of LICENSED PRODUCTS used by COMPANY, its AFFILIATES and SUBLICENSEES in the provision of services in each country;

(ii) a description of LICENSED PROCESSES performed by COMPANY, its AFFILIATES and SUBLICENSEES in each country as may be pertinent to a royalty accounting hereunder;

(iii) the gross price charged by COMPANY, its AFFILIATES and SUBLICENSEES for each LICENSED PRODUCT and, if applicable, the gross price charged for each LICENSED PRODUCT used to provide services in each country; and the gross price charged for each LICENSED PROCESS performed by COMPANY, its AFFILIATES and SUBLICENSEES in each country;

(iv) calculation of NET SALES for the applicable REPORTING PERIOD in each country, including a listing of applicable deductions;

(v) total royalty payable on NET SALES in U.S. dollars, together with the exchange rates used for conversion;

(vi) the amount of SUBLICENSE INCOME received by COMPANY from each SUBLICENSEE and the amount due to M.I.T. from such SUBLICENSE INCOME, including an itemized breakdown of the sources of income comprising the SUBLICENSE INCOME; and

(vii) the number of sublicenses entered into for the PATENT RIGHTS, LICENSED PRODUCTS and/or LICENSED PROCESSES.

If no amounts are due to M.I.T. for any REPORTING PERIOD, the report shall so state.

5.3. Financial Statements. On or before the [**] day following the close of COMPANY’S fiscal year, COMPANY shall provide M.I.T. with COMPANY’S financial statements for the preceding fiscal year including, at a minimum, a balance sheet and an income statement, certified by COMPANY’S treasurer or chief financial officer or by an independent auditor.

5.4. Records. COMPANY shall maintain, and shall cause its AFFILIATES and SUBLICENSEES to maintain, complete and accurate records relating to the rights and obligations under this Agreement and any amounts payable to M.I.T. in relation to this Agreement, which records shall contain sufficient information to permit M.I.T, to confirm the accuracy of any reports delivered to M.I.T. and compliance in other respects with this Agreement. The relevant party shall retain such records for at least [**] years following the end of the calendar year to which they pertain, during which time M.I.T., or M.I.T.’s appointed agents, shall have the right, at M.I.T.’s expense, to inspect such records during normal business hours not more than [**] period to verify any reports and payments made or compliance in other respects under this Agreement. In the event that any audit performed under this Section reveals an underpayment in excess of [**] percent ([**]%), COMPANY shall bear the full cost of such audit and shall remit any amounts due to M.I.T. within [**] days of receiving notice thereof from M.I.T.

5.5. Confidential Information. The information in the reports and records provided by COMPANY to M.I.T. pursuant to Sections 5.1 through 5.4 of this Agreement and in the sublicense agreements provided to M.I.T. under Section 2.3 shall be considered “Confidential Information”, provided that such information is specifically designated in writing as confidential. M.I.T. shall maintain the Confidential Information in strict confidence, unless, the information (i) was in the public domain prior to the time of its disclosure under this Agreement; (ii) entered the public domain after the time of its disclosure under this Agreement through means other than an unauthorized disclosure resulting from an act or omission by M.I.T; (iii) was independently developed or discovered by M.I.T. without use of the Confidential Information; (iv) is or was disclosed to M.I.T. at any time, whether prior to or after the time of its disclosure under this Agreement, by a third party having no fiduciary relationship with COMPANY and having no obligation of confidentiality with respect to such Confidential Information; or (v) is required to be disclosed to comply with applicable laws or regulations, or with a court or administrative order.

6. PATENT PROSECUTION.

6.1. Responsibility for PATENT RIGHTS. M.I.T. shall prepare, file, prosecute, and maintain all of the PATENT RIGHTS. COMPANY shall have reasonable opportunities to advise M.I.T. and shall cooperate with M.I.T. in such filing, prosecution and maintenance. COMPANY shall have reasonable opportunities to advise M.I.T. and shall cooperate with M.I.T. in such preparation, filing, prosecution and maintenance. M.I.T. will instruct its patent attorney to copy COMPANY on all patent prosecution documents relating to PATENT RIGHTS during the TERM.

6.2. International (non-United States) Filings. Appendix B is a list of countries in which patent applications corresponding to the United States patent applications listed in Appendix A shall be filed, prosecuted, and maintained. Appendix B may be amended by mutual agreement of COMPANY and MIT. MIT shall not unreasonably withhold its consent to amendment of Appendix B requested by COMPANY.

6.3. Abandoning Patent Rights. Should M.I.T. elect to abandon any PATENT RIGHTS, M.I.T. will first notify COMPANY of its intent to do so sufficiently in advance for COMPANY to continue prosecution and maintain of such PATENT RIGHTS, and COMPANY may prosecute and maintain such PATENT RIGHTS in M.I.T.’s name at COMPANY’S own expense.

6.4. Payment of Expenses. Payment of all fees and costs, including attorneys’ fees, relating to the filing, prosecution and maintenance of the PATENT RIGHTS shall be the responsibility of COMPANY, whether such amounts were incurred before or after the EFFECTIVE DATE. As of [**], M.I.T. has incurred approximately $[**] for such patent-related fees and costs. COMPANY shall reimburse all amounts due pursuant to this Section within [**] days of invoicing; late payments shall accrue interest pursuant to Section 4.2(c). In all instances, M.I.T. shall pay the fees prescribed for large entities to the United States Patent and Trademark Office.

7. INFRINGEMENT.

7.1. Notification of Infringement. Each party agrees to provide written notice to the other party promptly after becoming aware of any infringement of the PATENT RIGHTS.

7.2. Right to Prosecute Infringements.

(a) COMPANY Right to Prosecute. So long as COMPANY remains the exclusive licensee of the PATENT RIGHTS in the FIELD in the TERRITORY, COMPANY, to the extent permitted by law, shall have the right, under its own control and at its own expense, to prosecute any third party infringement of the PATENT RIGHTS in the FIELD in the TERRITORY, subject to Sections 7.4 and 7.5. If required by law, M.I.T. shall permit any action under this Section to be brought in its name, including being joined as a party-plaintiff, provided that COMPANY shall hold M.I.T. harmless from, and indemnify M.I.T. against, any costs, expenses, or liability that M.I.T. incurs in connection with such action.

Prior to commencing any such action, COMPANY shall consult with M.I.T. and shall consider the views of M.I.T. regarding the advisability of the proposed action and its effect on the public interest. COMPANY shall not enter into any settlement, consent judgment, or other voluntary final disposition of any infringement action under this Section without the prior written consent of M.I.T., not to be unreasonably withheld.

(b) M.I.T. Right to Prosecute. In the event that COMPANY is unsuccessful in persuading the alleged infringer to desist or fails to have initiated an infringement action within [**] days after COMPANY first becomes aware of the basis for such action, M.I.T. shall have the right, at its sole discretion, to prosecute such infringement under its sole control and at its sole expense, and any recovery obtained shall belong to M.I.T. If required by law, COMPANY hereby agrees that M.I.T. may include COMPANY as a party-plaintiff in any such suit, without expense to COMPANY. Prior to commencing any such action, M.I.T. shall consult with COMPANY and shall consider the views of COMPANY regarding the advisability of the proposed action. Further, M.I.T. shall not enter into any settlement, consent judgment, or other voluntary final disposition of any infringement action under this Section without first consulting with and considering the views of COMPANY. Notwithstanding the forgoing, any action taken under this Section shall be at the sole discretion of M.I.T.

7.3. Declaratory Judgment Actions. In the event that a declaratory judgment action is brought against M.I.T. or COMPANY by a third party alleging invalidity, unenforceability, or non-infringement of the PATENT RIGHTS, COMPANY, at its option, shall have the right within

[**] days after commencement of such action to take over the sole defense of the action at its own expense. If COMPANY does not exercise this right, M.I.T. may take over the sole defense of the action at M.I.T.’s sole expense, subject to Sections 7.4 and 7.5.

7.4. Offsets. COMPANY may offset a total of [**] percent ([**]%) of any expenses incurred under Sections 7.2 and 7.3 against any payments due to M.I.T. under Sections 4.1(b) and 4.1(d); provided that, in no event shall such payments under Sections 4.1 (b) and 4.1 (d) be reduced by more than [**] percent ([**]%) in any REPORTING PERIOD, it being understood that any expenses which COMPANY is prevented by the foregoing provision from offsetting in any REPORTING PERIOD may be carried forward and offset in one or more subsequent REPORTING PERIODS (applying the foregoing proviso in each subsequent REPORTING PERIOD).

7.5. Recovery. Any recovery obtained in an action brought by COMPANY under Sections 7.2 or 7.3 shall be distributed as follows: (i) each party shall be reimbursed for any expenses incurred in the action, (ii) all remaining recoveries received in any such action shall be retained by COMPANY and deemed lost profits by COMPANY, as a result of which M.I.T. shall be entitled to receive royalties equal to the royalty rate set forth in Section 4.1(c) applied to such remaining recovery multiplied by [**].

7.6. Cooperation. Each party agrees to cooperate in any action under this Article which is controlled by the other party, provided that the controlling party reimburses the cooperating party promptly for any costs and expenses incurred by the cooperating party in connection with providing such assistance.

8. INDEMNIFICATION AND INSURANCE

8.1. Indemnification.

(a) Indemnity. COMPANY shall indemnify, defend, and hold harmless M.I.T. and its trustees, officers, faculty, students, employees, and agents and their respective successors, heirs and assigns (the “Indemnitees”), against any liability, damage, loss, or expense (including reasonable attorney’s fees and expenses) (collectively, “Losses”) incurred by or imposed upon any of the Indemnitees in connection with any claims, suits, actions, demands or judgments arising out of any theory of liability (including without limitation actions in the form of tort, warranty, or strict liability and regardless of whether such action has any factual basis) concerning any product, process, or service that is made, used, sold, imported, or performed pursuant to any right or license granted under this Agreement; provided, however that COMPANY shall have no obligation pursuant to the foregoing with respect to any Losses that result from the gross negligence or willful misconduct of any Indemnitee.

(b) Procedures. The Indemnitees agree to provide COMPANY with prompt written notice of any claim, suit, action, demand, or judgment for which indemnification is sought under this Agreement. COMPANY agrees, at its own expense, to provide attorneys reasonably acceptable to M.I.T. to defend against any such claim. The Indemnitees shall cooperate fully with COMPANY in such defense and will permit COMPANY to conduct and control such defense and the disposition of such claim, suit, or action (including all decisions relative to litigation, appeal, and settlement); provided, however, that any Indemnitee shall have the right to retain its own counsel, at the expense of COMPANY, if representation of such Indemnitee by the counsel retained by COMPANY would be inappropriate because of actual or potential differences in the interests of such Indemnitee and any other party represented by such counsel. COMPANY agrees to keep M.I.T. informed of the progress in the defense and disposition of such claim and to consult with M.I.T. with regard to any proposed settlement.

8.2. Insurance. Before the first human use of a LICENSED PRODUCT or LICENSED PROCESS, COMPANY shall obtain and carry in full force and effect commercial general liability insurance, including product liability insurance which shall protect COMPANY and Indemnitees with respect to events covered by Section 8.1(a) above. Such insurance (i) shall be issued by an insurer licensed to practice in the Commonwealth of Massachusetts or an insurer pre-approved by M.I.T., such approval not to be unreasonably withheld, (ii) shall list M.I.T. as an additional insured thereunder, (iii) shall be endorsed to include product liability coverage, and (iv) shall require [**] days written notice to be given to M.I.T. prior to any cancellation or material change thereof. The limits of such insurance shall not be less than [**] Dollars ($[**]) per occurrence with an aggregate of [**] Dollars ($[**]) for bodily injury including death; and [**] Dollars ($[**]) per occurrence with an aggregate of [**] Dollars ($[**]) for property damage. In the alternative, COMPANY may self-insure subject to prior approval of M.I.T. COMPANY shall provide M.I.T.

with Certificates of Insurance evidencing compliance with this Section. COMPANY shall continue to maintain such insurance or self-insurance after the expiration or termination of this Agreement during any period in which COMPANY or any AFFILIATE or SUBLICENSEE continues (i) to make, use, or sell a product that was a LICENSED PRODUCT under this Agreement or (ii) to perform a service that was a LICENSED PROCESS under this Agreement, and thereafter for a period of [**] years.

9. NO REPRESENTATIONS OR WARRANTIES

M.I.T. hereby represents and warrants to COMPANY that, to the best of its knowledge, M.I.T. is the owner of the entire right, title and interest in the PATENT RIGHTS and in the inventions described and claimed therein and has the right to grant the licenses granted herein. M.I.T. has not granted to any third party any right or interest in the PATENT RIGHTS inconsistent or in conflict with the rights granted to COMPANY hereunder. MIT’s entire liability under this representation and warranty is limited to the amounts paid to MIT under this Agreement.

EXCEPT AS MAY OTHERWISE BE EXPRESSLY SET FORTH IN THIS AGREEMENT, M.I.T. MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND CONCERNING THE PATENT RIGHTS, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, VALIDITY OF PATENT RIGHTS CLAIMS, WHETHER ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE. Specifically, and not to limit the foregoing, M.I.T. makes no warranty or representation (i) regarding the validity or scope of the PATENT RIGHTS, and (ii) that the exploitation of the PATENT RIGHTS or any LICENSED PRODUCT or LICENSED PROCESS will not infringe any patents or other intellectual property rights of M.I.T. or of a third party.

IN NO EVENT SHALL M.I.T, ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGES OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER M.I.T. SHALL BE

ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.

10. ASSIGNMENT.

This Agreement is personal to COMPANY and no rights or obligations may be assigned by COMPANY without the prior written consent of M.I.T, except that COMPANY may assign its rights and obligations under this Agreement without the consent of M.I.T. in connection with any sale of all or substantially all of the shares or assets of COMPANY or the assets of COMPANY to which this Agreement relates or in connection with any merger, consolidation, reorganization or similar business combination or change of control of COMPANY.

11. GENERAL COMPLIANCE WITH LAWS

11.1. Compliance with Laws. COMPANY shall use reasonable commercial efforts to comply with all commercially material local, state, federal, and international laws and regulations relating to the development, manufacture, use, and sale of LICENSED PRODUCTS and LICENSED PROCESSES.

11.2. Export Control. COMPANY and its AFFILIATES and SUBLICENSEES shall comply with all United States laws and regulations controlling the export of certain commodities and technical data, including without limitation all Export Administration Regulations of the United States Department of Commerce. Among other things, these laws and regulations prohibit or require a license for the export of certain types of commodities and technical data to specified countries. COMPANY hereby gives written assurance that it will comply with, and will cause its AFFILIATES and SUBLICENSEES to comply with, all United States export control laws and regulations, that it bears sole responsibility for any violation of such laws and regulations by itself or its AFFILIATES or SUBLICENSEES, and that it will indemnify, defend, and hold M.I.T. harmless (in accordance with Section 8.1) for the consequences of any such violation.

11.3. Non-Use of M.I.T. Name. COMPANY and its AFFILIATES and SUBLICENSEES shall not use the name of “Massachusetts Institute of Technology” or any variation, adaptation, or abbreviation thereof, or of any of its trustees, officers, faculty, students, employees, or agents, or any trademark owned by M.I.T, or any terms of this Agreement in any promotional material or other public announcement or disclosure without the prior written consent of M.I.T. The foregoing notwithstanding, without the consent of M.I.T, COMPANY may state that it is licensed by M.I.T. under one or more of the patents and/or patent applications comprising the PATENT RIGHTS.

11.4. Marking of LICENSED PRODUCTS. To the extent commercially feasible and consistent with prevailing business practices, COMPANY shall mark, and shall cause its AFFILIATES and SUBLICENSEES to mark, all LICENSED PRODUCTS that are manufactured or sold under this Agreement with the number of each issued patent under the PATENT RIGHTS that applies to such LICENSED PRODUCT.

12. TERMINATION

12.1. Voluntary Termination by COMPANY. COMPANY shall have the right to terminate this Agreement, for any reason, (i) upon at least six (6) months prior written notice to M.I.T, such notice to state the date at least six (6) months in the future upon which termination is to be effective, and (ii) upon payment of all amounts due to M.I.T. through such termination effective date.

12.2. Cessation of Business. If COMPANY ceases to carry on its business related to this Agreement, M.I.T. shall have the right to terminate this Agreement immediately upon written notice to COMPANY.

12.3. Termination for Default.

(a) Nonpayment. In the event COMPANY fails to pay any amounts due and payable to M.I.T. hereunder, and fails to make such payments within [**] days after receiving written notice of such failure, M.I.T. may terminate this Agreement immediately upon written notice to COMPANY.

(b) Material Breach. In the event COMPANY commits a material breach of its obligations under this Agreement, except for a breach of Section 3.1 occurring after the Termination Threshold has been met (as defined in such Section) or a breach as described in

Section 12.3(a), and fails to cure that breach within [**] days after receiving written notice thereof, M.I.T. may terminate this Agreement immediately upon written notice to COMPANY.

12.4. Effect of Termination.

(a) Survival. The following provisions shall survive the expiration or termination of this Agreement: Articles 1, 8, 9, 13 and 14, and Sections 4.1(g), 5.2 (obligation to provide final report and payment), 5.4, 11.1, 11.2 and 12.4.

(b) Inventory. Upon the early termination of this Agreement, COMPANY and its AFFILIATES and SUBLICENSEES may complete and sell any work-in-progress and inventory of LICENSED PRODUCTS that exist as of the effective date of termination, provided that (i) COMPANY pays M.I.T. the applicable running royalty or other amounts due on such sales of LICENSED PRODUCTS in accordance with the terms and conditions of this Agreement, and (ii) COMPANY and its AFFILIATES and SUBLICENSEES shall complete and sell all work-in-progress and inventory of LICENSED PRODUCTS within [**] months after the effective date of termination.

(c) Survival of Sublicenses. Upon termination of this Agreement for any reason, all sublicenses granted by COMPANY that are in effect at the time of such termination shall survive such termination and be assumed by M.I.T. in accordance with their terms; provided that, M.I.T. shall not, in connection with such assumption, be required to assume any obligations that are greater than those contained in this Agreement and each such sublicense agrees in writing to continue to be bound by the terms of the applicable sublicense as assumed by M.I.T.

(d) Pre-termination Obligations. In no event shall termination of this Agreement release COMPANY, AFFILIATES, or SUBLICENSEES from the obligation to pay any amounts that became due on or before the effective date of termination.

13. DISPUTE RESOLUTION.

13.1. Mandatory Procedures. The parties agree that any dispute arising out of or relating to this Agreement shall be resolved solely by means of the procedures set forth in this Article, and that such procedures constitute legally binding obligations that are an essential provision of this

Agreement. If either party fails to observe the procedures of this Article, as may be modified by their written agreement, the other party may bring an action for specific performance of these procedures in any court of competent jurisdiction.

13.2. Equitable Remedies. Although the procedures specified in this Article are the sole and exclusive procedures for the resolution of disputes arising out of or relating to this Agreement, either party may seek a preliminary injunction or other provisional equitable relief if, in its reasonable judgment, such action is necessary to avoid irreparable harm to itself or to preserve its rights under this Agreement.

13.3. Dispute Resolution Procedures.

(a) Mediation. In the event any dispute arising out of or relating to this Agreement remains unresolved within [**] days from the date the affected party informed the other party of such dispute, either party may initiate mediation upon written notice to the other party (“Notice Date”), whereupon both parties shall be obligated to engage in a mediation proceeding under the then current Center for Public Resources (“CPR”) Model Procedure for Mediation of Business Disputes (http://www.cpradr.org), except that specific provisions of this Article shall override inconsistent provisions of the CPR Model Procedure. The mediator will be selected from the CPR Panels of Neutrals. If the parties cannot agree upon the selection of a mediator within [**] business days after the Notice Date, then upon the request of either party, the CPR shall appoint the mediator. The parties shall attempt to resolve the dispute through mediation until the first of the following occurs: (i) the parties reach a written settlement; (ii) the mediator notifies the parties in writing that they have reached an impasse; (iii) the parties agree in writing that they have reached an impasse; or (iv) the parties have not reached a settlement within [**] days after the Notice Date.

(b) Trial Without Jury. If the parties fail to resolve the dispute through mediation, or if neither party elects to initiate mediation, each party shall have the right to pursue any other remedies legally available to resolve the dispute, provided, however, that the parties expressly waive any right to a jury trial in any legal proceeding under this Article.

13.4. Performance to Continue. Each party shall continue to perform its undisputed obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement; provided, however, that a party may suspend performance of its undisputed obligations during any period in which the other party fails or refuses to perform its undisputed obligations. Nothing in this Article is intended to relieve COMPANY from its obligation to make undisputed payments pursuant to Articles 4 and 6 of this Agreement.

13.5. Statute of Limitations. The parties agree that all applicable statutes of limitation and time-based defenses (such as estoppel and laches) shall be tolled while the procedures set forth in Sections 13.3(a) are pending. The parties shall cooperate in taking any actions necessary to achieve this result.

14. MISCELLANEOUS.

14.1. Notice. Any notices required or permitted under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be sent by hand, recognized national overnight courier, confirmed facsimile transmission, confirmed electronic mail, or registered or certified mail, postage prepaid, return receipt requested, to the following addresses or facsimile numbers of the parties:

If to M.I.T, all matters relating to the license:

Massachusetts Institute of Technology

Technology Licensing Office, RmNE25-230

Five Cambridge Center, Kendall Square

Cambridge, MA 02142-1493

Attention: Director

Tel:     617-253-6966

Fax:    617-258-6790

If to M.I.T, relating to any equity action after the initial issuance of shares:

Massachusetts Institute of Technology

Treasurer’s Office

238 Main Street

Cambridge, MA 02142

Attention: Philip Rotner

Tel:     617-253-5422

Fax:    617-258-6676

If to COMPANY:

Tempo Pharmaceuticals, Inc.

61 Rogers Street

Cambridge, MA 02141

Attn: Chief Executive Officer

Tel:

Fax:

With a copy to:

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

Attention: Marc A. Rubenstein

Tel:     617-951-7000

Fax:    617-951-7050

All notices under this Agreement shall be deemed effective upon receipt. A party may change its contact information immediately upon written notice to the other party in the manner provided in this Section.

14.2. Governing Law. This Agreement and all disputes arising out of or related to this Agreement, or the performance, enforcement, breach or termination hereof, and any remedies relating thereto, shall be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Massachusetts, U.S.A., without regard to conflict of laws principles, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted.

14.3. Force Majeure. Neither party will be responsible for delays resulting from causes beyond the reasonable control of such party, including without limitation fire, explosion, flood, war, strike, or riot, provided that the nonperforming party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.

14.4. Amendment and Waiver. This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

14.5. Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other provision of this Agreement, and the parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent. If the parties fail to reach a modified agreement within [**] days after the relevant provision is held invalid or unenforceable, then the dispute shall be resolved in accordance with the procedures set forth in Article 13. While the dispute is pending resolution, this Agreement shall be construed as if such provision were deleted by agreement of the parties.

14.6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

14.7. Headings. All headings are for convenience only and shall not affect the meaning of any provision of this Agreement.

14.8. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements or understandings between the parties relating to its subject matter.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

The EFFECTIVE DATE of this Agreement is December 21, 2006.

MASSACHUSETTS INSTITUTE OF INC. TECHNOLOGY		TEMPO PHARMACEUTICALS,

By:	/s/ Lita L. Nelsen	By:	/s/ Alan Crane

Name:	Lita L. Nelsen, Director	Name:	Alan Crane

Title:	Technology Licensing Office	Title:	President & CEO

MASSACHUSETTS INSTITUTE OF INC. TECHNOLOGY

By:	/s/ Claude R. Canizares
Name:	Claude R. Canizares, Ph.D.
Title:	Bruno Rossi Professor of Experimental Physics, Vice President for Research, and Associate Provost

APPENDIX A

List of Patent Applications and Patents

I.	United States Patents and Applications

[**]

II	International (non-U. S.) Patents and Applications

[**]

APPENDIX B

List of Countries (excluding United States) for which

PATENT RIGHTS Applications Will Be Filed, Prosecuted and Maintained

[PLEASE ADVISE]

EXHIBIT A

CONFLICT AVOIDANCE STATEMENT

Name:	Ram Sasisekharan

Dept. or Lab.:	Biological Engineering

Company:	Tempo Pharmacueticals

Address:	Cambridge, MA

Licensed Technology: M.I.T. Case No. [**]; M.I.T; Case No. [**]

Because of the M.I.T. license granted to the above company and my equity* position and continuing relationship with this company, I acknowledge the potential for a possible conflict of interest between the performance of research at M.I.T. and my contractual or other obligations to this company. Therefore, I will not

1)	use students at M.I.T, for research and development projects for the company;

2)	restrict or delay access to information from my M.I.T research;

3)	take direct or indirect research support from the company in order to support my activities at M.I.T; or

4)	employ students at the company, except in accordance with Section 4.5.2, “Faculty and Students,” in the Polictes and Procedures Guide.

In addition, in order to avoid the appearance of a conflict, I will attempt to differentiate clearly between the intellectual directions of my M.I.T. research and my contributions to the company. To that end, I will expressly inform my department head/laboratory director annually of the general nature of my activities on behalf of the company

Signed:	/s/ Ram Sasisekharan
Date:	Dec. 18th 2006

Approved by:	/s/Douglas Lauttenburger
Name (print):	Douglas Lattenburger
(Dept. Head or Lab Dir)

*	“Equity” includes stock, options, warrants or other financial instruments convertible into stock, which are directly or indirectly controlled by the inventor.

Conf Avoid Stmnt

990915

EXHIBIT B

INVENTOR/AUTHOR ACKNOWLEDGMENT OF

NO EQUITY DISTRIBUTION

Form Version 8/22/01

In partial reliance on the undersigned’s execution of this Acknowledgment, M.I.T. has entered into the license agreement to which this Acknowledgment is attached (the “LICENSE”) in which COMPANY received certain licenses to the technology listed below, on some or all of which the undersigned is a listed inventor or author. The undersigned, independently of the LICENSE, has received or will soon acquire equity in Tempo Pharmaceuticals, Inc. (“COMPANY”), and, in accordance with M.I.T.’s licensing policies contained in M.I.T.’s Guide to the Ownership, Distribution and Commercial Development of M.I.T. Technology, as that policy may be amended from time to time (specifically §4.2.5 as of this Form Version date), the undersigned, on his/her own behalf and on behalf of his/her heirs and assigns, acknowledges and agrees that he/she has no right to receive any share of equity income received by M.I.T. in consideration for the LICENSE.

Technology Licensed as of the EFFECTIVE DATE of the LICENSE:

M.I.T. Case No. [**]

M.I.T. Case No. [**]

Witness:	/s/ Ada M. Ziolkowski	Signed:	/s/ Ram Sasisekharan
	Ada M. Ziolkowski	Print Name:	Ram Sasiekharan
		Date:	20th Dec. ’06

EXHIBIT B

INVENTOR/AUTHOR ACKNOWLEDGMENT

OF NO EQUITY DISTRIBUTION

In partial reliance on the undersigned’s execution of this Acknowledgment, M.I.T. has entered into the license agreement to which this Acknowledgment is attached (the “LICENSE”) in which COMPANY received certain licenses to the technology listed below, on some or all of which the undersigned is a listed inventor or author. The undersigned, independently of the LICENSE, has received or will soon acquire equity in Tempo Pharmaceuticals, Inc. (“COMPANY”), and, in accordance with M.I.T.’s licensing policies contained in M.I.T.’s Guide to the Ownership, Distribution and Commercial Development of M.I.T. Technology, as that policy may be amended from time to time (specifically §4.2.5 as of this Form Version date), the undersigned, on his/her own behalf and on behalf of his/her heirs and assigns, acknowledges and agrees that he/she has no right to receive any share of equity income received by M.I.T. in consideration for the LICENSE.

Technology Licensed as of the EFFECTIVE DATE of the LICENSE:

M.I.T. Case No. [**]

M.I.T. Case No. [**].

Witness:	/s/ illegible	Signed:	/s/ Shiladitya Senuupta
		Print Name:	Shiladitya Senuupta
		Date:	20th Dec. ’06

FIRST AMENDMENT

This First Amendment, effective as of the date set forth above the signatures of the parties below, is between the Massachusetts Institute of Technology, a Massachusetts corporation having its principal office at 77 Massachusetts Avenue, Cambridge, Massachusetts 02139 (“M.I.T.”), and Tempo Pharmaceuticals, Inc., a Delaware corporation having its principal place of business at 61 Rogers Street, Cambridge, Massachusetts 02142 (“COMPANY”).

WHEREAS, COMPANY and M.I.T. wish to modify the provisions of the Exclusive Patent License Agreement dated December 21, 2006 (the “LICENSE AGREEMENT”); and

WHEREAS, M.I.T. is the owner of certain technology identified as M.I.T. Case No. [**];

WHEREAS, the platinum based prodrugs of M.I.T. Case No. [**] may be delivered using particle based delivery technology licensed by M.I.T. to COMPANY under the LICENSE AGREEMENT (the “NANOCELL PATENT RIGHTS”); and

WHEREAS, COMPANY and M.I.T. wish to amend the LICENSE AGREEMENT to include patent rights for M.I.T. Case No. [**] (the “PLATINUM PRODRUG PATENT RIGHTS”) upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, the parties hereby agree as follows:

1. Appendix A of the LICENSE AGREEMENT shall be amended to read in its entirety as follows:

APPENDIX A

List of Patent Applications and Patents

(I)	NANOCELL PATENT RIGHTS

(a)	United States Patents and Applications

M.I.T. Case No. [**]

[**]

M.I.T. Case No. [**]

[**]

(b)	International (non-U.S.) Patents and Applications

M.I.T. Case No. [**]

[**]

M.I.T. Case No. [**]

[**]

(II)	PLATINUM PRODRUG PATENT RIGHTS

“M.I.T. Case No. [**]

2. Section 1.3. IMPROVEMENTS, of the LICENSE AGREEMENT shall be amended to read in its entirety as follows:

“IMPROVEMENTS” shall mean any patentable invention, or group of patentable inventions so linked as to form a single general inventive concept (as generally inventive concept is described in Rule 13 of the Regulations under the Patent Cooperation Treaty), disclosed to the M.I.T. Technology Licensing Office, made under M.I.T. research programs in which Ram Sasisekharan is the principal investigator, within [**] years from the EFFECTIVE DATE of this Agreement, and which are dominated by the claims of the NANOCELL PATENT RIGHTS, and which shall be practiced by COMPANY only in the FIELD.

3. The following new sentence shall be added to the end of Section 1.7, PATENT RIGHTS, of the LICENSE AGREEMENT.

For clarification, the PATENT RIGHTS include the NANOCELL PATENT RIGHTS set forth in APPENDIX A (I) and the PLATINUM PRODRUG PATENT RIGHTS set forth in APPENDIX A (II).

4. The following new definitions shall be added to Article I, DEFINITIONS, of the LICENSE AGREEMENT as Sections 1.13, 1.14 and 1.15:

1.13 “NANOCELL FIELD” shall mean the treatment of human and veterinary disease using a pharmaceutical composition which, or the use or manufacture of which, is described as the invention or claimed in [**].

1.14 “NANOCELL PATENT RIGHTS” shall mean any and all PATENT RIGHTS based on M.I.T. Case No. [**] and/or M.I.T. Case No. [**], as set forth in APPENDIX A (I).

1.15 “PLATINUM PRODRUG PATENT RIGHTS” shall mean any and all PATENT RIGHTS based on M.I.T. Case No. [**], as set forth in APPENDIX A (II).

5. The first paragraph of Section 2.1, License Grants, of the LICENSE AGREEMENT shall be amended to read in its entirety as follows:

License Grants. Subject to the terms of this Agreement, M.I.T. hereby grants to COMPANY and its AFFILIATES for the TERM: (a) an exclusive (subject to Section 2.5) royalty-bearing license under the NANOCELL PATENT RIGHTS to develop, make, have made, use, sell, offer to sell, lease and import LICENSED PRODUCTS in the FIELD in the TERRITORY and to develop and perform LICENSED PROCESSES in the FIELD in the TERRITORY; and (b) an exclusive (subject to Section 2.5) royalty-bearing license under the PLATINUM PRODRUG PATENT RIGHTS to develop, make, have made, use, sell, offer to sell, lease and import LICENSED PRODUCTS solely in the NANOCELL FIELD in the TERRITORY. For clarification, M.I.T. and COMPANY acknowledge that the license grant under the PLATINUM PRODRUG PATENT RIGHTS is solely the right for COMPANY and its AFFILIATES to deliver such platinum prodrugs using a pharmaceutical composition which, or the use or manufacture of which, is described as the invention or claimed in [**].

6. The first sentence of the second paragraph of Section 2.1, License Grants, of the LICENSE AGREEMENT shall be amended to read in its entirety as follows:

In addition, subject only to the terms of any sponsorship agreement under which an IMPROVEMENT invention was made, M.I.T. hereby grants to COMPANY a first option to add IMPROVEMENTS to the NANOCELL PATENT RIGHTS, only in the FIELD, for [**] months after COMPANY has been notified of the existence of each such IMPROVEMENT.

7. Section 2.2, Exclusivity, of the LICENSE AGREEMENT shall be amended to read in its entirety as follows:

Exclusivity. In order to establish an exclusive period for COMPANY, M.I.T. agrees that: (a) it shall not grant any other license under the NANOCELL PATENT RIGHTS to make, have made, use, sell, lease and import LICENSED PRODUCTS in the FIELD in the TERRITORY or to perform LICENSED PROCESSES in the FIELD in the TERRITORY during the TERM; and (b) it shall not grant any other license under the PLATINUM PRODRUG PATENT RIGHTS to make, have made, use, sell, lease and import LICENSED PRODUCTS in the NANOCELL FIELD in the TERRITORY during the TERM.

8. As consideration for this amendment to the LICENSE AGREEMENT, COMPANY shall pay to M.I.T. a [**] Dollar ($[**]) fee upon execution of the amendment. This payment is non-refundable.

9. COMPANY shall reimburse M.I.T. for all patent costs incurred by M.I.T. for the PLATINUM PRODRUG PATENT RIGHTS in accordance with Article 6 of the LICENSE AGREEMENT, provided that, in the event that M.I.T. exclusively licenses any of the PLATINUM PRODRUG PATENT RIGHTS to one or more third parties outside the NANOCELL FIELD, M.I.T. shall notify COMPANY in writing and thereupon future patent costs associated with the PLATINUM PRODRUG PATENT RIGHTS shall be allocated on a pro rata basis between COMPANY and such third party(ies). COMPANY’S pro rata share of patent costs will decrease on a going forward basis only, and no credits shall be allowed for past payments due prior to each new license.

10. The first paragraph of Section 7.2(a), COMPANY Right to Prosecute, of the LICENSE AGREEMENT shall be amended to read in its entirety as follows:

COMPANY Right to Prosecute. So long as COMPANY remains the exclusive licensee of the NANOCELL PATENT RIGHTS in the FIELD in the TERRITORY, COMPANY, to the extent permitted by law, shall have the right, under its own control and at its own expense, to prosecute any third party infringement of the NANOCELL PATENT RIGHTS in the FIELD in the TERRITORY, subject to Sections 7.4 and 7.5. In addition, so long as COMPANY remains the exclusive licensee of the PLATINUM PRODRUG PATENT RIGHTS in the NANOCELL FIELD in the TERRITORY, COMPANY, to the extent permitted by law, shall have the right, under its own control and at its own expense, to prosecute any third party infringement of the PLATINUM PRODRUG PATENT RIGHTS in the NANOCELL FIELD in the TERRITORY, subject to Sections 7.4 and 7.5. If required by law, M.I.T. shall permit any action under this Section to be brought in its name, including being joined as a party-plaintiff, provided that COMPANY shall hold M.I.T. harmless from, and indemnify M.I.T. against, any costs, expenses, or liability that M.I.T. incurs in connection with such action.

11. Except as specifically modified or amended hereby, all other terms and conditions of the LICENSE AGREEMENT shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed under seal by their duly authorized representatives.

The Effective Date of this First Amendment is July 30, 2007,

MASSACHUSETTS INSTITUTE OF TECHNOLOGY		TEMPO PHARMACEUTICALS, INC.

By:	/s/ Lita L. Nelsen, Director	By:	/s/ Alan Crane

Name:	Lita L. Nelsen, Director	Name:	Alan Crane

Title:	Technology Licensing Office	Title:	President & CEO

SECOND AMENDMENT

This Second Amendment, effective as of the date set forth above the signatures of the parties below, is between the Massachusetts Institute of Technology, a Massachusetts corporation having its principal office at 77 Massachusetts Avenue, Cambridge, Massachusetts 02139 (“M.I.T.”), and Tempo Pharmaceuticals, Inc., a Delaware corporation having its principal place of business at 161 First Street, Cambridge, Massachusetts 02142 (“COMPANY”).

WHEREAS, COMPANY and M.I.T. wish to modify the provisions of the Exclusive Patent License Agreement dated December 21, 2006, as amended by First Amendment dated July 30, 2007 (the “LICENSE AGREEMENT”); and

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, the parties hereby agree as follows:

1. Clause (i) of Section 3.1 (Diligence Requirements) of the LICENSE AGREEMENT shall be amended to read in its entirety as follows:

“(i) On or before [**], COMPANY or an AFFILIATE or SUBLICENSEE shall [**].”

2. Except as specifically modified or amended hereby, all other terms and conditions of the LICENSE AGREEMENT shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Second Amendment to be executed under seal by their duly authorized representatives.

The Effective Date of this Second Amendment is June 1, 2008.

MASSACHUSETTS INSTITUTE OF TECHNOLOGY		TEMPO PHARMACEUTICALS, INC.

By:	/s/ Lita L. Nelsen	By:	/s/ Alan Crane

Name:	Lita L. Nelsen	Name:	Alan Crane
Title:	Director, Technology Licensing Office	Title:	President & CEO

THIRD AMENDMENT

This Amendment, with the effective date of July 30, 2009, is to the Exclusive Patent License Agreement dated December 21, 2006 (“License Agreement”) between Massachusetts Institute of Technology (“MIT”) and Cerulean Pharma Inc. (formerly known as Tempo Pharmaceuticals, Inc., “COMPANY”). Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the License Agreement.

BACKGROUND:

MIT granted COMPANY an exclusive license to the Patent Rights in the License Agreement, with COMPANY agreeing that it would diligently seek to develop products based on the technology of the Patent Rights.

COMPANY has devoted substantial resources in an attempt to develop “two drug” nanotechnology therapeutic products based on the technology of the Patent Rights; however technical difficulties of manufacture and quality control under the current state of the art make continued attempts at development impractical at this time.

COMPANY has meanwhile developed and acquired additional technologies and wishes to devote the majority of its efforts to development and marketing of nanotechnology therapeutic products involving these additional technologies.

COMPANY and MIT believe that new technology for manufacture and quality control of nanotechnology products developed in the course of pursuing these alternative nanotechnology therapeutic products may make development and manufacture of “two drug” nanotechnology therapeutic products based on the technology of the Patent Rights practical in the future.

Therefore, COMPANY and MIT believe it appropriate for COMPANY to suspend, for a limited period of time, its efforts to develop a “two drug” nanotechnology therapeutic product based on the technology of the Patent Rights, and the parties therefore agree to amend the License Agreement as follows:

Amendments:

1.	COMPANY and MIT agree that as no patent applications were ever filed for M.I.T. case No. [**], the amendments to the License Agreement effected by the First Amendment dated July 30, 2007 (the “First Amendment”) shall be of no force and effect and the language of the License Agreement shall revert to the language in existence prior to the date of the First Amendment, as later amended by the Second Amendment dated June 1, 2008 and as now amended by this Third Amendment.

2.	The diligence terms of Sections 3(b), 3(c), 3(f), 3(g), 3(h), 3(i) and 3(j) shall be deleted in their entirety, but with the understanding that new diligence terms shall be agreed upon by the parties in accordance with Section 4 below by June 30, 2014.

3.	Subject to Section 5 below, the license maintenance fee schedule under Section 4.1(b) of the License Agreement shall be revised as follows:

January 1, 2010 and each January 1 thereafter through and including January 1, 2014	$	[	**]

4.	By March 1, 2014, COMPANY shall present to MIT a plan for development of Licensed Products under the PATENT RIGHTS which is satisfactory to MIT and a proposal for new diligence terms for development of Licensed Products. Thereupon, COMPANY and MIT shall negotiate in good faith the new diligence terms, which terms, once agreed upon, shall be added by further amendment to the License Agreement. In the event that COMPANY and MIT are unable to agree on new diligence terms by June 30, 2014, MIT may, at its sole discretion, terminate the License Agreement immediately upon written notice to COMPANY.

5.	Beginning January 1, 2015, the following license maintenance fees shall apply:

January 1, 2015	$	[	**]
January 1, 2016	$	[	**]
January 1, 2017	$	[	**]
January 1, 2018	$	[	**]
January 1, 2019	$	[	**]
January 1, 2020 and each January 1 thereafter	$	[	**]

In the event that COMPANY and MIT agree on a new development plan for Licensed Products in a calendar year prior to 2014, the foregoing schedule of license maintenance fees shall be accelerated such that the first $[**] shall be due on January 1 of the calendar year immediately subsequent to the calendar year in which agreement on the new development plan occurs.

6.	If at any time prior to June 30, 2014, if MIT becomes aware of a third party wishing to have a license to the Patent Rights to develop Licensed Products; and provided that (a) COMPANY has not provided MIT with a satisfactory plan for development of the Patent Rights according to Section 4 above; and (b) COMPANY is not in active negotiations with the third party at the time that MIT becomes aware of the third party’s wishes for a license; then:

(i) MIT shall request from both COMPANY and the third party, development plans to bring one or more Licensed Products to market;
(ii) MIT shall evaluate the development plans based on capability and commitment of each party to develop Licensed Products and bring them to market, and shall choose the plan it considers to be in the best interests of the commercialization of the Patent Rights, at its sole discretion; and
(iii) If the third party’s plan is considered superior to that of COMPANY, MIT may, at its sole discretion, either terminate the License Agreement or limit the Field of Use or exclusivity of the License Agreement.

7.	Appendix B to the License Agreement is hereby deleted in its entirety and the attached Appendix B is hereby substituted therefore.

8.	Except as specifically modified or amended hereby, all other terms and conditions of the License Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Third Amendment to be executed under seal by their duly authorized representatives.

Massachusetts Institute of Technology		Cerulean Pharma Inc.

By:	/s/ Lita L. Nelsen, Director	By:	/s/ Oliver Fetzer

Name:	Lita L. Nelsen, Director	Name:	Oliver Fetzer
Title:	Technology Licensing Office	Title:	Chief Executive Officer
Date:	July 30, 2009	Date:	July 30, 2009

APPENDIX B

MIT Docket No.	Country	Sutherland Docket No.	Application No.	Status As of July 20, 2009
[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]

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FOURTH AMENDMENT

This Fourth Amendment, with the effective date of August 1, 2013 is to the Exclusive License Agreement dated December 21, 2006, as amended by a First Amendment dated July 30, 2007, a Second Amendment dated June 1, 2008 and a Third Amendment dated June 30, 2009 (the “License Agreement”) between Massachusetts Institute of Technology (“MIT) and Cerulean Pharma Inc. (formerly known as Tempo Pharmaceuticals Inc., “COMPANY”). Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the License Agreement.

Whereas, COMPANY has represented to MIT that it continues to devote substantial resources in an attempt to develop nanotechnology therapeutic products based on the technology of the Patent Rights.

Therefore, COMPANY and MIT agree to amend certain provisions of the Third Amendment to the License Agreement to extend certain deadlines as follows:

1.	Section 2 of the Third Amendment shall be replaced in its entirety as follows:

The diligence terms of Sections 3(b), 3(c), 3(f), 3(g), 3(h), 3(i) and 3(j) shall be deleted in their entirety, but with the understanding that new diligence terms shall be agreed upon by the parties in accordance with Section 2 below by June 30, 2015.

2.	Section 4 of the Third Amendment shall be replaced in its entirety as follows:

By March 1, 2015, COMPANY shall present to MIT a plan for development of Licensed Products under the PATENT RIGHTS which is satisfactory to MIT and a proposal for new diligence terms for development of Licensed Products. Thereupon, COMPANY and MIT shall negotiate in good faith the new diligence terms, which terms, once agreed upon, shall be added by further amendment to the License Agreement. In the event that COMPANY and MIT are unable to agree on new diligence terms by June 30, 2015, MIT may, at its sole discretion, terminate the License Agreement immediately upon written notice to COMPANY.

3.	Section 5 of the Third Amendment shall be replaced in its entirety as follows:

Beginning January 1, 2015, the following license maintenance fees shall apply:

January 1, 2015	$	[	**]
January 1, 2016	$	[	**]
January 1, 2017	$	[	**]
January 1, 2018	$	[	**]
January 1, 2019	$	[	**]
January 1, 2020 and each January 1 thereafter	$	[	**]

In the event that COMPANY and MIT agree on a new development plan for Licensed Products in a calendar year prior to 2015, the foregoing schedule of license maintenance fees shall be accelerated such that the first $[**] shall be due on January 1 of the calendar year immediately subsequent to the calendar year in which agreement on the new development plan occurs.

4.	Section 6 of the Third Amendment shall be replaced in its entirety as follows

If at any time prior to June 30, 2015, if MIT becomes aware of a third party wishing to have a license to the Patent Rights to develop Licensed Products; and provided that (a) COMPANY has not provided MIT with a satisfactory plan for development of the Patent Rights according to Section 4 above; and (b) COMPANY is not in active negotiations with the third party at the time that MIT becomes aware of the third party’s wishes for a license; then:

(i) MIT shall request from both COMPANY and the third party, development plans to bring one or more Licensed Products to market;

(ii) MIT shall evaluate the development plans based on capability and commitment of each party to develop Licensed Products and bring them to market, and shall choose the plan it considers to be in the best interests of the commercialization of the Patent Rights, at its sole discretion; and

(iii) if the third party’s plan is considered superior to that of COMPANY, MIT may, at its sole discretion, either terminate the License Agreement or limit the Field of Use or exclusivity of the License Agreement.

5.	Except as specifically modified or amended hereby, all other terms and conditions of the License Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to be executed under seal by their duly authorized representatives.

Massachusetts Institute of Technology		Cerulean Pharma Inc.

By:	/s/ Lita L. Nelsen	By:	/s/ Jean M. Silveri

Name:	Lita L. Nelsen, Director	Name:	Jean M. Silveri
Title:	Technology Licensing Office	Title:	General Counsel
Date:	August 5, 2013	Date:	August 7, 2013